UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 10SB

GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934

AcuRx, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	20-1209378
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1608 West 2225 South
Woods Cross, UT 84087
(Address of Principal Executive Offices and Zip Code)

(801) 295-3400
(Registrant’s Telephone Number, Including Area Code)

Securities to be registered under Section 12(b) of the Act:  None.

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
None.	None.

Securities to be registered pursuant to Section 12(g) of the Act:

Shares of Common Stock, par value $0.001
(Title of class)

Table of Contents

PART I

Item 1. Description of Business
Item 2. Management's Discussions and Analysis or Plan of Operation
Item 3. Description of Property
Item 4. Security Ownership or Certain Beneficial Owners and Management
Item 5. Directors, Executive Officers, Promoters and Control Persons
Item 6. Executive Compensation
Item 7. Certain Relationships and Related Transactions
Item 8. Description of Securities

PART II

Item 1. Market Price of and Dividends on the Registrant's Common Equity and Other Shareholders Matters
Item 2. Legal Proceedings
Item 3. Changes in and Disagreements with Accountants
Item 4. Recent Sales of Unregistered Securities
Item 5. Indemnification of Directors and Officers

PART F/S

PART III

Item 1. Index to Exhibits

Forward Looking Statements

This Form 10-SB contains forward-looking statements. The forward-looking statements are contained principally in, but not limited to, the sections entitled "Risk Factors," "Management's Discussion and Analysis or Plan of Operation" and "Description of Business." These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements include, but are not limited to estimates for future performance; and, estimates regarding anticipated operating losses, future revenues, capital requirements and our needs for additional funding.

In some cases, you can identify forward-looking statements by terms such as "anticipates," "believes," "could," "estimates," "expects," "intends," "may," "plans," "potential," "predicts," "projects," "should," "will," "would" and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. We discuss many of these risks in greater detail under the heading "Risk Factors" in this Form 10-SB. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our estimates and assumptions only as of the date of this Form 10-SB. You should read this Form 10-SB and the documents that we have filed as exhibits to this Form 10-SB completely and with the understanding that our actual future results may be materially different from what we expect.

The safe harbors of forward-looking statements provided by the Securities Litigation Reform Act of 1995 are unavailable to issuers not subject to the reporting requirements set forth under Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended. As we have not registered our securities pursuant to Section 12 of the Exchange Act, such safe harbors set forth under the Reform Act are unavailable to us.

Item 1. Description of Business

Our Company

References in this Form 10-SB to "we," "us," "our," the Company or "AcuRx" refer to AcuRx, Inc. In May 2004, the Company was incorporated in the State of Delaware as AcuRx, Inc. (11th of May, 2004)

The Company was originally founded to operate as a retail pharmacy that focused on the dispensation of pain management pharmaceuticals. The Company abandoned this concept once it determined that the business involved too much risk and capital investment. The Company has recently acquired the rights to intellectual property for which it is seeking a patent.

Business of Issuer

In August 2006, the Company's board of directors elected to acquire the rights to intellectual property from one of its directors. The Company has provided and will continue to provide the funds to finance the filing of the patent application.

The patent application provides for a computer software capability that determines the personality type of a user and reconfigures applications, interfaces, and other information technology so as to improve the capabilities, performance, and/or productivity of a user as they relate to the information technology being used.

The company hopes to license the patented technology to software developers who develop personal productivity applications for business and to businesses and other entities that have large pools of employees, such as reservations agents, customer service representatives, sales associates, and the like, all of whose capabilities, performance, and/or productivity are directly related to their relationship with an otherwise standard information technology system.

The Company has invested approximately $58,181 towards the patent application and expects to invest more in defense of the patent application.

Competition

There are alternative methods for achieving what our intellectual technology provides, but these methods, we believe, are not as useful and user friendly as our intellectual property.

We believe that if our patent is granted, we will be able to effectively compete with other companies by utilizing the protection that a patent will afford us. We believe that other software companies will want to license our technology to improve their own products.

Customer Profile

At this time, the Company hopes to license the patent to potential software developers, who want to improve their human machine user interface. Management believes that the patent will have wide applicability to user interfaces and will improve end user interaction across a wide range of software programs.

Going Concern Uncertainty
Our Company currently has a working capital deficit and our auditors have expressed substantial doubt about our ability to continue as a going concern.

Liquidity and Financing
Our common stock financing consists of a private placement offering that resulted in sale of 1,000,000 shares of our common stock. The purchase price was $0.10. The total number of Common Stock shares issued and outstanding is 6,000,000 shares.

The Company anticipates that it will need to raise an additional $25,000 in the form of loans or equity to complete the patent application. Further financing is likely to be needed to market and license the patent, if the patent is ultimately granted.

Marketing and Advertising

We intend to conserve our cash and focus on the patent application at this time. We have not fully explored any marketing or advertising plans and do not intend to do so unless a patent has been granted.

Government Approval of Principal Products or Services

We are not aware of any other permits required to conduct our business.

Effect of Existing or Probable Government Regulations

We do not anticipate any effects on our business from existing or probable governmental regulation.

Patents, Trademarks, Royalties, etc.

The Company is in the process of applying for a patent for certain intellectual property that has been acquired from a Daniel Drummond, a current officer and director. The patent has not yet been granted, and there is no guarantee that the application will be successful. The Company plans to continue its defense of the patent until it is ultimately rejected or accepted.

RISK FACTORS

Investing in our stock is very risky, and you should be able to bear a complete loss of your investment. Please read the following risk factors closely.

We are a new business that has applied for, but has not been granted a patent for intellectual property pertaining to the software technology sector, thus making an investment in our common stock risky. If we are refused a patent, the Company's assets might be rendered effectively worthless, possibly resulting in a complete loss of your investment.

We may not be able to successfully market or license our intellectual property. If we are granted a patent for our software technology and are unable to successfully market and license our patent, then we will not be successful as a business and your investment could be completely lost.

Our primary asset, our intellectual property, will be hard to evaluate and makes it difficult to fully evaluate an investment in our common stock. It will be very difficult for you to evaluate an investment in our business since our intellectual property patent application has not yet been accepted and therefore has not been publicly disclosed and will not be published unless it is accepted by the United States Patent and Trademark Office. Without this information, it may be difficult to attract further investment, which might result in the failure of the Company to execute its business plan.

Success of operations will depend on the availability of capital. Realization of the business' perceived potential will require significant capital. If the Company is not able to raise the funds to provide this capital, or to otherwise locate the required capital for the business, the company may never attain profitability.

Our operating history is limited to developing intellectual property and applying for a patent application. As a young company, we are especially vulnerable to any problems, delays, expenses and difficulties we may encounter while implementing our business plan. You will bear the risk of complete loss of your investment if we are not successful.

Our independent auditor has expressed doubts about our ability to continue as a going concern. If we are unable to implement our business plan and obtain a patent, we will be unable to move beyond the development stage. We are a development stage company as defined in Financial Accounting Standards Board Statement No. 7. We have not commenced any significant sales operations to date and have been limited to applying for a patent, which ultimately may not be granted. These factors raise substantial doubt about our ability to continue as a going concern.

If we cannot absorb the costs associated with being a public company your investment may be jeopardized. In order to maintain our status as a public company, we must comply with the Securities and Exchange Commission's periodic reporting requirements. The periodic reports require legal and accounting expertise that is often costly. If we cannot maintain our public company status and keep our periodic reports current, you may not be able to liquidate your shares. Costs associated with being a public company are much higher than those of a private company. AcuRx, a new start-up in early development, has chosen public registration before the business has developed a predictable cash flow. There are present registration expenses and future legal and accounting expenses, future reporting requirements to the SEC, future exchange listing requirements, and future investor relation costs that must be borne by a public company but not by a private company. These costs can be a burdensome expense and could adversely affect our financial survival. Sarbanes-Oxley Act of 2002 disclosure requirements are time consuming and burdensome. The onerous regulatory costs, reporting requirements, and management details, which must be met when registering and maintaining a public company, may make the economic viability of AcuRx very doubtful.

If our intellectual property is perceived as being obsolete or out of date by our prospective customers, then our ability to license our technology will be seriously diminished. New technologies are being developed constantly. The patent application process may be delayed or a new better technology might be developed during this time, making our technology less valuable or worthless.

Our stock will become subject to the Penny Stock rules, which impose significant restrictions on the Broker-Dealers and may affect the resale of our stock. Our stock will become subject to Penny Stock trading rules, and investors will experience resale restrictions and a lack of liquidity. A penny stock is generally a stock that:
- is not listed on a national securities exchange or NASDAQ;
- is listed in "pink sheets" or on the NASD OTC Bulletin Board;
- has a price per share of less than $5.00; and
- is issued by a company with net tangible assets less than $5 million.

The penny stock trading rules impose additional duties and responsibilities upon broker-dealers and salespersons effecting purchase and sale transactions in common stock and other equity securities, including:
- determination of the purchaser's investment suitability;
- delivery of certain information and disclosures to the purchaser; and
- receipt of a specific purchase agreement from the purchaser prior to effecting the purchase transaction.

Due to the Penny Stock rules, many broker-dealers will not effect transactions in penny stocks except on an unsolicited basis. When our common stock becomes subject to the penny stock trading rules,
- such rules may materially limit or restrict the ability to resell our common stock, and
- the liquidity typically associated with other publicly traded equity securities may not exist.

It is possible that a liquid market for our stock will never develop and you will not be able to sell your stock. There is no assurance a market will be made in our stock. If no market exists, you will not be able to sell your shares publicly, making your investment of little or no value.

Our officers and directors are our sole employees and are limited in the time they can devote to our operations. If management is unable to devote such time as is adequate to the successful implementation of our business plan, then we will not succeed in our operations. Our officers and directors currently maintain outside employment that is full time, which limits the amount of time they can devote to our operations. Further, regulatory requirements of a public company will require management attention to the details of public company governance and compliance that will take time away from AcuRx's daily operations. Our officers and directors are critical to our success. We do not intend to purchase Key Man Insurance for our officers and directors.

Item 2. Management's Discussion and Plan of Operation

From inception, May 11, 2004 through September 30, 2007 we have had no revenue. During this period, we have accumulated a capital deficit and loss of $47,339 which has resulted in a $.01 loss per share.

To date, we have had General and Administrative costs of $55,021. The G & A expenses consisted of consulting fees, legal fees, accounting and audit fees.

Liquidity and Capital Resources

In 2004, we raised $100,000 from a Private Placement Offering pursuant to Rule 506 of Regulation D.

To continue to operate, we will need to raise additional funds or continue to borrow money. At this time we are seeking to borrow additional funds to fund our current working capital requirements.

Plan of Operation

The Company intends to continue the funding of its patent application, which requires ongoing representation and preparation by a patent attorney and legal firm. Upon granting of a patent, the Company will commence marketing and sales. Until that time, the Company plans to limit its operations to conserve cash and reduce the need for further financing.

For the next twelve months, the Company plans to:

-Continue patent application defense, until accepted or ultimately refused.
-If a patent is granted, commence marketing and sales operation
-If a patent is ultimately refused, explore alternative businesses to pursue

If a patent is granted, the Company expects to be better positioned to raise additional capital through the issuance of its common stock. Any financing at this point which will be used to develop software, or market and license its patent to other parties.

Item 3. Description of Property

The Company maintains a 120 square foot office at 1608 West 2225 South, which is provided at no cost by a shareholder of the Company.

Item 4. Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of our common stock as of December 31, 2007 for: (a) each person known by us to own beneficially more than 5% of our of common stock; (b) each of our directors; (c) each of our executive officers; and (d) all directors and executive officers as a group.

The percentage of beneficial ownership for the following table is based on 6,000,000 shares of common stock outstanding.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options that are currently exercisable or exercisable within 60 days of the date of this registration statement are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Beneficial Shareholder	Address	Shares	Percent
Daniel Drummond*	1608 W 2225 S Wood Cross, UT 84087	2,000,000	33.3%
Alex Ferries*	1608 W 2225 S Wood Cross, UT 84087	2,000,000	33.3%
Robert Blackburn*	1608 W 2225 S Wood Cross, UT 84087	1,000,000	16.7%
Officers and Directors		5,000,000	73.3%

*Serves as an officer and director.

Change in Control

No arrangements currently exist that may result in a change in control of AcuRx, Inc.

Item 5. Directors, Executive Officers, Promoters and Control Persons

Person	Age	Position	Appointment dates
Daniel Drummond	55	President, Director	5/2004 - 5/2008
Alex Ferries	33	Secretary/Treasurer, Director	5/2004 - 5/2008
Robert Blackburn	55	Vice President, Director	5/2004 - 5/2008

Daniel Drummond, the Company's President and a Director, has served since May 2004. He has been a Managing Director at Tryant, LLC since February 2004. From March 2001 to October 2001, he was President of Wieland Precision Machine in Lake Elsinore, California. From October 2001 to December 2002, he was CEO of Wieland Warison, Inc. From April 2003 to January 2004, he was an independent consultant, working for Jeff Jenson, and consulting on the operations and development for a retail pharmacy, which never materialized. He is also President/Director of Wren, Inc.

Alex Ferries has served as the Company's Secretary and Treasurer and a Director since May 2004. He worked for Tryant, LLC since February 2004. From July 2003 to January 2004, he worked part-time as an independent consultant, evaluating the merits of a potential retail pharmacy chain, which never materialized. He was not actively employed from June 2002 to July 2003. Mr. Ferries is President and Director of Wrap-N-Roll USA, Inc., and Secretary and Director of Ardmore Holding Corp.

Robert Blackburn has served as the Company's Vice President and a Director since May 2004. He has served as Interim Pharmacy Director since 2005 at Advocate Rx, a division of Amerisource Bergen, Inc. Prior to that Mr. Blackburn was Director of Pharmacy Services for University Community Medical Center in San Diego, California.

None of the officers and directors was subject to the following in the preceding five years:
(1) Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
(2) Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
(3) Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and
(4) Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Audit Committee

The Company does not presently have an audit committee or an audit committee financial expert on its Board of Directors. The Company has not generated revenue from its operations nor had the financial ability to attract the requisite Board expertise.

Item 6. Executive Compensation

SUMMARY COMPENSATION TABLE

Name and Principal Position Of Officers/Directors	Year Ended	Annual Compensation			Long Term Compensation			All Other Compen- sation ($)
					Awards		Payouts
		Salary ($)	Bonus($)	Other Annual Compen- sation ($)	Restricted Stock Awards ($)	Securities Underlying Options/ SARs (#)	LTIP Payouts ($)
Daniel Drummond Director President	12/31/06 12/31/05 12/31/04	-0- -0- -0-	-0- -0- -0-	-0- -0- -0	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- 2,000
Alex Ferries Director Sec./Treas.	12/31/06 12/31/05 12/31/04	-0- -0- -0-	-0- -0- -0-	-0- -0- -0	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- 2,000
Robert Blackburn Director Vice President	12/31/06 12/31/05 12/31/04	-0- -0- -0-	-0- -0- -0-	-0- -0- -0	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- 1,000

On May 11, 2004, the Company issued 2,000,000 shares to Daniel Drummond, 2,000,000 shares to Alexander Ferries and 1,000,000 shares to Robert Blackburn as consideration for services related to the founding and establishment of the company. The directors and officers are deemed to be "accredited investors," as that term is defined in Regulation D of the Securities Act. The offer, sale and issuance of such securities were deemed to be exempt from registration under the Securities Act in reliance upon Rule 506 of Regulation D.

Directors' Compensation

We have no formal or informal arrangements or agreements to compensate our directors for services they provide as directors of our company.

Employment Contracts and Officers' Compensation

We do not have employment agreements with any of our officers. Any future compensation to be paid to these individuals will be determined by our Board of Directors, and employment agreements will be executed.

Stock Option Plan and Other Long-term Incentive Plan

We currently do not have an existing or proposed stock option plan or long term incentive plan.

Item 7. Certain Relationships and Related Transactions

On August 20, 2006, the Company agreed to acquire intellectual property in the form of two patent applications from Daniel Drummond, an officer and director of the Company. Pursuant to this agreement, the Company is obligated to issue 50,000,000 shares of common stock of the Company if the patent applications are accepted by the United States Patent and Trademark office.

Item 8. Description of Securities

The following is a summary description of our capital stock and certain provisions of our certificate of incorporation and by-laws, copies of which have been filed as exhibits to this Form 10-SB. The following discussion is qualified in its entirety by reference to such exhibits.

General

We are authorized to issue 100,000,000 shares of common stock, $.001 par value, and 10,000,000 shares of preferred stock, $.001 par value.

Common Stock

There were 6,000,000 shares of common stock outstanding as of December 31, 2007. The holders of common stock are entitled to one vote per share on all matters submitted to a vote of stockholders. The holders of common stock are entitled to any dividends that may be declared by the Board of Directors out of funds legally available therefore subject to the prior rights of holders of any outstanding shares of preferred stock and any contractual restrictions we have against the payment of dividends on common stock. In the event of our liquidation or dissolution, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive or other subscription rights and no right to convert their common stock into any other securities.

Preferred Stock

The Company's Amended and Restated Certificate of Incorporation authorizes 10,000,000 shares of Preferred Stock, $.001 par value per share. No Preferred Stock is issued or outstanding at this time.

PART II

Item 1. Market Price of and Dividends on the Registrant's Common Equity and Other Shareholders Matters

Market Information

At this time, there is no public market for our common equity.

Options

There are no options outstanding on our common stock, nor is there any employee stock option plans in effect.

Warrants

There are no warrants outstanding on our common stock or preferred stock.

Shareholders

As of December 31, 2007 there were 55 shareholders of record.

Dividends

We have never declared or paid cash dividends on our common or preferred stock.

We currently intend to retain all available funds and any future earnings to fund the development and growth of our business and do not anticipate declaring or paying any cash dividends on our common stock in the foreseeable future. If we do pay dividends in the future, we must pay dividends to holders of Preferred Stock before distributions can be made to our current common stockholders.

Shares Available For Sale under Rule 144

There are currently 5,000,000 shares of our common stock that are considered restricted securities under Rule 144 of the Securities Act of 1933, or the Securities Act. In general, under Rule 144 as currently in effect, beginning 90 days after the effective date of this Form 10-SB, a person who has beneficially owned shares of our common stock for at least one year, including the holding period of any prior owner other than one of our affiliates, would be entitled to sell within any three-month period the number of restricted shares that does not exceed the greater of: (i) 1% of the number of shares of our common stock then outstanding; or (ii) the average weekly trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with the Securities Exchange Commission with respect to the sale. Sales of restricted shares under Rule 144 are also subject to requirements regarding the manner of sale, notice, and the availability of current public information about the Company. Rule 144 also provides that affiliates that sell shares of common stock that are not restricted shares must nonetheless comply with the same restrictions applicable to restricted shares, other than the holding period requirement.

Under Rule 144(k) as in effect as of the date hereof, a stockholder who is not deemed to have been one of our affiliates at any time during the 90 days preceding a sale and who has beneficially owned the shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate of us, may sell those shares without complying with the manner of sale, notice, public information or volume limitation provisions of Rule 144.

Item 2. Legal Proceedings

NONE.

Item 3. Changes in and Disagreements with Accountants

NONE.

Item 4. Recent Sales of Unregistered Securities

On May 11, 2004, the Company issued 2,000,000 shares to Daniel Drummond, 2,000,000 shares to Alexander Ferries and 1,000,000 shares to Robert Blackburn as consideration for services related to the founding and establishment of the company. The directors and officers are deemed to be "accredited investors," as that term is defined in Regulation D of the Securities Act. The offer, sale and issuance of such securities were deemed to be exempt from registration under the Securities Act in reliance upon Rule 506 of Regulation D.

On July 10, 2004 we issued 1,000,000 shares of Common Stock in a private placement offering pursuant to Rule 506 at $0.10 per share to 53 outside investors for an aggregate purchase price of $100,000. All of the investors were "accredited investors," as that term is defined in Regulation D of the Securities Act of 1933. The offer, sale and issuance of such securities were deemed to be exempt from registration under the Securities Act in reliance upon Rule 506 of Regulation D.

Item 5. Indemnification of Directors and Officers

We were incorporated under the laws of the State of Delaware. Section 145 of the DGCL ("Delaware General Corporation Law"), generally provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was an officer, director, employee or agent of the corporation, or is or was serving at the request of the corporation as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, provided that the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may also indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation.

Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which the officer or director has actually and reasonably incurred.

Our amended and restated certificate of incorporation and bylaws provide for the indemnification of our directors and executive officers to the fullest extent permitted under the DGCL and other applicable laws. In addition, our amended and restated certificate of incorporation provides that the liability of our directors for monetary damages shall be eliminated to the fullest extent under applicable laws.

There is currently no pending litigation or proceeding involving any of our directors or executive officers for which indemnification is being sought. We are not currently aware of any threatened litigation that may result in claims for indemnification against us by any of our directors or executive officers.

PART F/S

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders
AcuRx, Inc.

We have audited the accompanying balance sheet of AcuRx, Inc. [a development stage company] as of December 31, 2006, and the related statements of operations, stockholders' equity, and cash flows for the years ended December 31, 2006 and 2005, and for the period from inception through December 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of AcuRx ,Inc., as of December 31, 2006, and the results of their operations and their cash flows for the years ended December 31, 2006 and 2005, and for the period from inception through December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has accumulated losses, limited financial resources, and is still developing its planned principal operations. These factors raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Mantyla McReynolds LLC
Salt Lake City, Utah
September 27, 2007

AcuRx, Inc.
[A Development Stage Company]
Balance Sheet
December 31, 2006

Assets
Year Ended
2006
Current Assets
Cash and cash equivalents	$ 132
Total Current Assets	132

Technology Patent	58,151
Total Assets	$ 58,283

Liabilities and Stockholders' Equity

Liabilities
Current Liabilities
Accounts Payable	$ -
Taxes Payable	622
Total Current Liabilities	622
Total Liabilities	$ 622

Stockholders' Equity
Preferred Stock - 10,000,000 shares authorized,
having a par value of $.001 per share;
no shares outstanding
Capital Stock - 100,000,000 shares authorized
having a par value of $.001 per share;
6,000,000 shares issued and outstanding - Note 4	6,000
Additional paid-in capital	99,000
Other Comprehensive Income - Note 5	-
Deficit accumulated during the development stage	(47,339)
Total Stockholders' Equity	57,661
Total Liabilities and Stockholders' Equity	$ 58,283

See accompanying notes to financial statements

F1

AcuRx, Inc.
[A Development Stage Company]
Statements of Operations
For the Years Ended December 31, 2006 and 2005, and
for the Period from Inception [May 11, 2004] through December 31, 2006

			For the Period
			from Inception
			[May 11, 2004]
			through
	2006	2005	Dec. 31, 2006
Revenues	$ -	$ -	$ -
Cost of Goods Sold	-	-	-
Gross Profit	-	-	-

General and Administration Expenses	1,673	39,496	55,021

Operating Income/(Loss)	(1,673)	(39,496)	(55,021)

Other Income and Expense:
Gain/(Loss) on Sale of Marketable Securities	(7,283)	12,826	5,543
Interest Income	-	1,207	2,139
Total Other Income and Expense	(7,283)	14,033	7,682

Loss before income taxes	(8,956)	(25,463)	(47,339)

Provision for income taxes	-	-	-

Net Income (Loss)	$ (8,956)	$ (25,463)	$ (47,339)

Net Loss per Share - Basic and Diluted	$ (0.01)	$ (0.01)
Weighted average number
of common shares outstanding - Basic and Diluted	6,000,000	6,000,000

See accompanying notes to financial statements

F2

AcuRx, Inc.
[A Development Stage Company]
Statement of Stockholders' Equity
For the Period from Inception [May 11, 2004] through December 31, 2006

	Preferred Stock		Common Stock			Other
	Shares	Par	Shares	Par	Paid in	Comprehensive	Retained	Stockholders'
	Issued	Amount	Issued	Amount	Capital	Income	Deficit	Equity
Balance, May 11, 2004	-	$ -	-	$ -	$ -		$ -	$ -

5/27/04 - Issued stock for services rendered, at $.001 per share			5,000,000	5,000				5,000

8/2/04 - Issued stock for cash at $.10 per share			997,500	998	98,752			99,750

8/6/04 - Issued stock for cash at $.10 per share			2,500	2	248			250

Net loss for the period ended December 31, 2004							(12,920)	(12,920)

Balance, December 31, 2004	-	-	6,000,000	6,000	99,000		(12,920)	92,080

Net loss for the period ended December 31, 2005							(25,463)	(25,463)

Unrealized Gain/(Loss) on Marketable Securities						32,086		32,086

Total Comprehensive Income								6,623
Balance, December 31, 2005	-	-	6,000,000	6,000	99,000	32,086	(38,383)	98,703

Net loss for the period ended December 31, 2006							(8,956)	(8,956)

Unrealized Gain/(Loss) on Marketable Securities						(32,086)		(32,086)

Total Comprehensive Loss								(41,042)

Balance, December 31, 2006	-	-	6,000,000	6,000	99,000	-	(47,339)	57,661

See accompanying notes to financial statements

F3

AcuRx, Inc.
[A Development Stage Company]
Statements of Cash Flows
For the Years Ended December 31, 2006 and 2005, and
for the Period from Inception [May 11, 2004] through December 31, 2006

			From
			Inception
			[May 11, 2004]
			through
			December 31,
	2006	2005	2006
Cash Flows From Operating Activities
Net Income/(Loss) from operations	$ (8,956)	(25,463)	(47,339)
Adjustments to reconcile income (loss)
from operations to net
cash provided by operating activities:
(Gain)/Loss on Sale of Securities	7,283	(12,826)	(5,543)
Increase/(decrease) in accounts payable	-	622	622
Common Stock issued for services rendered	-	-	5,000
Net Cash From Operating Activities	(1,673)	(37,667)	(47,260)
Cash Flows From Investing Activities
Proceeds from Sale of Marketable Securities	36,568	18,734	54,744
Note Receivable-Cash Paid	-	(15,000)	(95,000)
Note Receivable-Cash Received	-	30,000	30,000
Patent Application	(42,352)	-	(42,352)
(Increase)/Decrease in Receivable for Securities Sold	6,900	(6,900)	-

Net Cash From Investing Activities	1,116	26,834	(52,608)

Cash Flows From Financing Activities
Proceeds from stock issuance	-	-	100,000
Net Cash From Financing Activities	-	-	100,000

Net Increase (Decrease) in Cash	(557)	(10,833)	132

Beginning Cash Balance	689	11,522	-

Ending Cash Balance	$ 132	689	132

Supplemental Disclosures
Interest paid	$ -	$ -	$ -
Income taxes paid	$ -	$ -	$ -

Non-Cash Transactions
Accepted Marketable Securities in Exchange for Note Receivable	$ -	$ 50,000	$ 50,000

Accepted Patent Investment Costs in Exchange for Note receivable	$ 15,000	$ -	$ 15,000

See accompanying notes to financial statements

F4

AcuRx, Inc.
[A Development Stage Company]
Notes to the Financial Statements
December 31, 2006

NOTE 1 - ORGANIZATION

AcuRx, Inc., (the "Company") was incorporated under the laws of the State of Delaware on May 11, 2004. The Company was organized to open a pharmacy chain in Southern California. However, shortly after its inception, the Company decided to abandon this pursuit. The Company is currently exploring other business opportunities.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a. Accounting Method
The Company's financial statements are prepared using accounting principles generally accepted in the United States.

b. Provision for Taxes
The Company accounts for income taxes using the asset and liability method. Under this method, income taxes are provided for amounts currently payable and for amounts deferred as tax assets and liabilities based on differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities. Deferred income taxes are measured using the enacted tax rates that are assumed will be in effect when the differences reverse.

c. Cash Equivalents
The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

d. Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

e. Basic Loss Per Common Share
Basic loss per common share has been calculated based on the weighted average number of shares outstanding. In accordance with Financial Accounting Standards No. 128, "Earnings Per Share," basic loss per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share is computed using weighted average number of common shares plus dilutive common share equivalents outstanding during the period using the treasury stock method. During periods of net losses dilutive shares are not included, due to anti-dilutive results. There were no dilutive shares at December 31, 2006 and 2005.

f. Impact of New Accounting Standards
In June 2003, the Securities and Exchange Commission ("SEC") adopted final rules under Section 404 of the Sarbanes-Oxley Act of 2002 ("Section 404"). Commencing with the Company's Annual Report for the year ending December 31, 2007, the Company is required to include a report of management on the Company's internal control over financial reporting. The internal control report must include a statement of management's responsibility for establishing and maintaining adequate internal control over financial reporting for the Company; of management's assessment of the effectiveness of the Company's internal control over financial reporting as of year end; of the framework used by management to evaluate the effectiveness of the Company's internal control over financial reporting; and beginning with the Company's Annual Report for the year ending December 31, 2008, that the Company's independent accounting firm has issued an attestation report on management's assessment of the Company's internal control over financial reporting, which report is also required to be filed as part of the Annual Report on Form 10-KSB.

In December 2004, the FASB issued FASB SFAS No. 123 (revised 2004), Share-Based Payment, which is a revision of SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No. 123(R) supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and amends SFAS No. 95, Statement of Cash Flows. Generally, the approach in SFAS No. 123(R) is similar to the approach described in SFAS No. 123. However, SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The new standard was effective for the Company beginning the first interim period after December 15, 2005. The Company was not significantly affected by this, as no awards were granted or vested during 2006.

The FASB also issued FASB Statement No. 154 (SFAS 154) which replaces APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements, and changes the requirements for the accounting for and reporting of a change in accounting principle. It is not believed that this will have an impact on the Company in the foreseeable future as no accounting changes are anticipated.

In June 2006, the FASB issued FASB Interpretation No. 48 ("FIN 48"), "Accounting for Uncertainty in Income Taxes," an interpretation of SFAS No. 109, ("SFAS No. 109"), "Accounting for Income Taxes." FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with SFAS No. 109 and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The evaluation of a tax position in accordance with this Interpretation is a two-step process. The first step is recognition, in which the enterprise determines whether it is more likely than not that a tax position will be sustained upon examination, including resolution of any related appeals or litigation processes, based on the technical merits of the position. The second step is measurement. A tax position that meets the more-likely-than-not recognition threshold is measured to determine the amount of benefit to recognize in the financial statements. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company will adopt FIN 48 on January 1, 2007. Management is still determining what effect FIN 48 will have on the Company's financial statements.

In September 2006, the FASB issued "Fair Value Measurements" (SFAS No. 157). SFAS No. 157 establishes a common definition of fair value to be applied to US GAAP guidance that requires the use of fair value, establishes a framework for measuring fair value and expands disclosure about such fair value measurements. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007. The Company is currently assessing the impact of adopting SFAS No. 157, but does not presently expect that it will have a material effect on the financial position or results of operations.

In September 2006, the SEC staff issued Staff Accounting Bulletin ("SAB") 108 "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements" (SAB 108). SAB 108 requires that public companies utilize a "dual-approach" to assess the quantitative effects of financial misstatements. This dual approach includes both an income statement focused assessment and a balance sheet focused assessment. The guidance in SAB 108 must be applied to annual financial statements for fiscal years ending after November 15, 2006. The adoption of SAB 108 did not have a material effect on the financial position or results of operations.

In December 2007, the FASB issued SFAS 160, "Noncontrolling interests in Consolidated Financial Statements - an amendment of ARB No. 51". This Statement amends ARB 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. This Statement is effective for fiscal years beginning on or after December 15, 2008. Early adoption is not permitted. Management is currently evaluating the effects of this statement, but it is not expected to have any impact on the Company's financial statements.

In February 2007, the FASB issued SFAS 159, "The Fair Value Option for Financial Assets and Financial Liabilities." SFAS 159 creates a fair value option allowing an entity to irrevocably elect fair value as the initial and subsequent measurement attribute for certain financial assets and financial liabilities, with changes in fair value recognized in earnings as they occur. SFAS 159 also requires an entity to report those financial assets and financial liabilities measured at fair value in a manner that separates those reported fair values from the carrying amounts of assets and liabilities measured using another measurement attribute on the face of the statement of financial position. Lastly, SFAS 159 requires an entity to provide information that would allow users to understand the effect on earnings of changes in the fair value on those instruments selected for the fair value election. SFAS 159 is effective for fiscal years beginning after November 15, 2007 with early adoption permitted. The Company is continuing to evaluate SFAS 159 and to assess the impact on its results of operations and financial condition if an election is made to adopt the standard.

g. Revenue Recognition
The Company recognizes revenues in accordance with the Securities and Exchange Commission Staff Accounting Bulletin (SAB) number 104, "Revenue Recognition." SAB 104 clarifies application of U. S. generally accepted accounting principles to revenue transactions. Revenue is recognized when sales close and the products are delivered to the customer. The Company records an account receivable for revenue earned but net yet collected. For revenue received in advance of services, the Company records a current liability classified as either deferred revenue or customer deposits.

h. Property
Property and equipment are stated at cost. Depreciation is provided using the straightline and the declining balance methods over the lesser of the useful lives of the related assets or the remaining lease term on leasehold improvements. Expenditures for maintenance and repairs are charged to expense as incurred.

Intangibles - The Company adopted the rules set forth in SFAS No. 142, "Goodwill and Other Intangible Assets," to account for its intangible assets acquired under the licensing agreement with third parties. The intangible assets acquired are initially recorded at their fair value. The intangibles with finite useful lives are amortized over their lives. Intangible assets with indefinite useful lives are not amortized and are examined at least annually to determine whether events and circumstances continue to support an indefinite useful life. All intangible assets are reviewed annually for impairment. If the fair value of an intangible is determined to be below its carrying amount, the intangible is written down to its fair value.

i. Marketable Securities

At December 31, 2005, marketable securities consisted of 108,400 shares of Logistical Support, Inc. common stock (traded on the OTCBB). This investment was classified as available-for-sale as the Company planned to sell this investment to fund its working capital as needed. This investment was reported at fair value with unrealized gains and losses included in unrealized gain on marketable securities (Other Comprehensive Income). The fair value is determined by using the securities quoted market price as obtained from stock exchanges on which the security trades. Realized gains and losses are recognized upon sale. There were no marketable securities held as of December 31, 2006.

NOTE 3 - GOING CONCERN

The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has limited financial resources and its operations during the period ended December 31, 2006 were unprofitable. These factors raise substantial doubt about its ability to continue as a going concern. Management plans to rely on loans from its current officers and directors to fund its ongoing obligations.

NOTE 4 - STOCKHOLDERS' EQUITY

Preferred Stock

The Preferred Stock may be issued from time to time in one or more series. The board of directors of the Company is authorized to provide for the issue of all or any of the remaining unissued and undesignated shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designation, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such shares and as may be permitted by the State of Incorporation.

Common Stock

On May 11, 2004, the Company issued 5,000,000 shares to its officers for services rendered, valued at $.001 per share, or $5,000. During the period ended December 31, 2004, the Company also raised $100,000 from the issuance of 1,000,000 common shares, which were sold at $0.10 per share.

NOTE 5 - OTHER COMPREHENSIVE INCOME

Other Comprehensive Income consisted of an unrealized gain on investment in the amount of $32,086 during 2005. This amount was reversed as a loss as the investment was subsequently liquidated at a lesser value in 2006.

NOTE 6 - INCOME TAXES

No provision has been made in the financial statements for income taxes because the Company has accumulated losses from operations since inception. Any deferred tax benefit arising from the operating loss carried forward is offset entirely by a valuation allowance since it is not currently estimable when and if the Company will have taxable income to take advantage of the losses. The valuation allowance has increased by $1,791 from $7,677 as of December 31, 2005.

Deferred Tax Asset	Balance	Tax	Rate
Federal loss carryforward (expires through 2026)	$ 47,339	$ 7,101	15%
State loss carryforward (expires through 2021)	$ 47,339	$ 2,367	5%
Valuation allowance		(9,468)
Deferred tax asset		$ -

Reported income tax expense is reconciled to the amount computed on the basis of income before income taxes at the statutory rate as follows:

	For the years	ended December 31,
	2006	2005
Statutory Benefit (Expense)	(20%)	(20%)
Increase in Valuation Allowance	20%	20%
Reported provision for Income Taxes	$ -	$ -

NOTE 6 - RELATED PARTY TRANSACTIONS AND SUBSEQUENT EVENTS

On November 16, 2004, the Company loaned a related party $50,000. The note receivable bears interest at 8% per annum and is payable on demand. A shareholder of the Company is the managing director and owner of the related party. On December 6, 2004, the Company's Board of Directors resolved to accept full payment of this note in consideration for 125,000 restricted shares of the common stock of Logistical Support, Inc., a Utah Company. On the resolution date, the stock's trading value on an over-the-counter bulletin board was $1.80. However, as the shares are restricted and the stock's trading history is low in volume, the Company determined the most readily ascertainable value of the stock to be the face value of the note. Therefore, no gain was recorded on the transaction and no fair value adjustment was made as of December 31, 2004.

On December 22, 2004, the Company loaned a related party $30,000 and received a note receivable, bearing interest at 8% per annum and payable on demand. A shareholder of the Company is the managing director and owner of the related party. Interest income was recorded as of December 31, 2004 for $58. This note was repaid on March 14, 2005. $407.67 in interest was paid.

On May 2, 2005, the Company loaned a related party $15,000 and received a note receivable, bearing interest at 8% per annum and payable on demand. A shareholder of the Company is the managing director and owner of the note issuer. On April 14, 2006, Tryant, LLC the note issuer, repaid $1,660 of principal by paying certain expenses related to a patent application.

During the year ended December 31, 2005, the Company paid to Rudie Bivens, a consultant of the Company, $33,000. There were no payments due to Mr. Bivens after December 31, 2005.

On August 20, 2006, AcuRx, Inc. agreed to pay Tryant, LLC total consideration of $19,000 to cover prior legal expenses incurred on behalf of a Patent application. The form of compensation was as follows: AcuRx, Inc retired a note payable from Tryant, LLC in the amount of $13,000 and also paid Tryant, LLC $6,000 in cash. The accrued interest due from the loan will also be retired and recognized as part of the Patent Application expense. The Company also agreed to issue 50,000,000 of its Common Stock to Daniel Drummond if the patent application is accepted by the US Patent and Trademark Office.

NOTE 7 - PATENT

The Company has applied for a patent. It has contributed $58,151 towards the application process.

F5

AcuRx, Inc.
[A Development Stage Company]
Balance Sheets
September 30, 2007 and December 31, 2006

Assets
	Period Ended
	September 30, 2007 (unaudited)	December 31, 2006
Current Assets
Cash and cash equivalents	$ 32	$ 132
Total Current Assets	32	132

Technology Patent	58,151	58,151
Total Assets	$ 58,183	$ 58,283

Liabilities and Stockholders' Equity

Liabilities
Current Liabilities
Accounts Payable	$ 3,094	$ -
Taxes Payable	622	622
Note Payable-Related Party - Note 1	587	-
Total Current Liabilities	4,303	622
Total Liabilities	$ 4,303	$ 622

Stockholders' Equity
Preferred Stock - 10,000,000 shares authorized,
having a par value of $.001 per share;
no shares outstanding
Capital Stock - 100,000,000 shares authorized
having a par value of $.001 per share;
6,000,000 shares issued and outstanding	6,000	6,000
Additional paid-in capital	99,000	99,000
Deficit accumulated during the development stage	(51,120)	(47,339)
Total Stockholders' Equity	53,880	57,661
Total Liabilities and Stockholders' Equity	$ 58,183	$ 58,283

See accompanying notes to financial statements

FQ1

AcuRx, Inc.
[A Development Stage Company]
Statements of Operations
For the Periods Ended September 30, 2007 and 2006, and
for the Period from Inception [May 11, 2004] through September 30, 2007

			For the Period
			from Inception
			[May 11, 2004]
			through
	2007	2006	Sept. 30, 2007
Revenues	$ -	$ -	$ -
Cost of Goods Sold	-	-	-
Gross Profit	-	-	-

General and Administration Expenses	3,781	1,363	58,802

Operating Income/(Loss)	(3,781)	(1,363)	(58,802)

Other Income and Expense:
Gain/(Loss) on Sale of Marketable Securities	-	(7,283)	5,543
Interest Income	-	-	2,139
Total Other Income and Expense	-	(8,646)	7,682

Loss before income taxes	(3,781)	(8,646)	(51,120)

Provision for income taxes	-	-	-
Net Income (Loss)	$(3,781)	$(8,646)	$(51,120)

Net Loss per Share-Basic and Diluted	$ (0.01)	$(0.01)
Weighted average number
of common shares outstanding-Basic and Diluted	6,000,000	6,000,000

See accompanying notes to financial statements

FQ2

AcuRx, Inc.
[A Development Stage Company]
Statements of Cash Flows
For the Periods Ended September 30, 2007 and 2006, and
for the Period from Inception [May 11, 2004] through September 30, 2007

			From
			Inception
			[May 11, 2004]
			through
			September 30,
	2007	2006	2007
Cash Flows From Operating Activities
Net Income/(Loss) from operations	$ (3,781)	$ (8,646)	$ (51,120)
Adjustments to reconcile income (loss)
from operations to net
cash provided by operating activities:
(Gain) Loss on Sale of Securities	-	7,283	(5,543)
Increase/(decrease) in accounts payable	3,094	-	3,716
Note Payable-Related party	587		587
Common Stock issued for services rendered	-	-	5,000
Net Cash From Operating Activities	(100)	(1,363)	(47,360)
Cash Flows From Investing Activities
Proceeds from Sale of Marketable Securities	-	36,568	54,744
Note Receivable - Cash Paid	-	-	(95,000)
Note Receivable - Cash Received	-	-	30,000
Patent Application	-	(42,352)	(42,352)
Decrease in Receivable for Securities Sold	-	6,900	-
Net Cash From Investing Activities	-	1,116	(52,608)

Cash Flows From Financing Activities
Proceeds from stock issuance	-	-	100,000
Net Cash From Financing Activities	-	-	100,000

Net Increase (Decrease) in Cash	(100)	(247)	32

Beginning Cash Balance	132	689	-

Ending Cash Balance	$ 32	$ 442	$ 32

Supplemental Disclosures
Interest paid	$ -	$ -	$ -
Income taxes paid	$ -	$ -	$ -

Non-Cash Transactions
Accepted Patent Investment Costs in Exchange for Note receivable	$ -	$ 15,000	$ 15,000
Accepted Marketable Securities in Exchange for Note Receivable	$ -	$ -	$ 50,000

See accompanying notes to financial statements

FQ3

AcuRx, Inc.
[A Development Stage Company]
Notes to the Financial Statements
September 30, 2007

NOTE TO FINANCIAL STATEMENTS:

PRELIMINARY NOTES

The accompanying condensed financial statements have been prepared without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.

It is suggested that these condensed financial statements be read in conjunction with the audited financial statements and notes thereto, as of and for the year ended December 31, 2006, included herewith.

Note 1 RELATED PARTY PAYABLE

As of September 30, 2007, the Company has received $587 in advances from Tryant, LLC. These advances are payable on demand and bear simple interest at 8%. Mr. Drummond is a managing director of Tryant, LLC.

See accompanying notes to financial statements

FQ4